CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 23, 2015, relating to the financial statements and financial highlights which appear in the December 31, 2014 Annual Reports to Shareholders of BlackRock Russell 1000® Index Fund and BlackRock ACWI ex-U.S. Index Fund, each a series of BlackRock Funds III, which are also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 23, 2015, relating to the financial statements which appear in the December 31, 2014 Annual Reports to Interestholders of Russell 1000® Index Master Portfolio and ACWI ex-U.S. Index Master Portfolio, each a series of Master Investment Portfolio, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 28, 2015